Exhibit 99.1
MARTIN MIDSTREAM PARTNERS
TO ISSUE THIRD QUARTER 2009 RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL
     KILGORE, Texas, October 28, 2009/Globe Newswire/ —Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its financial results for the third quarter ended September 30, 2009 after the market closes on Wednesday, November 4, 2009.
     In addition, Martin Midstream Partners intends to file its quarterly report on Form 10-Q for the quarter ended September 30, 2009 after the market closes on Wednesday, November 4, 2009.
     An investors’ conference call to review the third quarter results will be held on Thursday, November 5, 2009 at 8:00 a.m. Central Time. The conference call can be accessed by calling 866-293-8973. An audio replay of the conference call will be available by calling 888-203-1112 from 9:00 a.m. Central Time on November 5, 2009 through 10:59 p.m. Central Time on November 20, 2009. The access code for the conference call and the audio replay is: Conference ID No. 1784459. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
     During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its financial results for the third quarter 2009 and will be available on the investor relations page of the Company’s website.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Contacts:
     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner (903) 983-6200.